Exhibit 4.24

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NATIONSTAR ADVANCE FUNDING TRUST 2012-C,
as Issuer

and

WELLS FARGO BANK, N. A.,
as Indenture Trustee

__________

AMENDMENT NO. 3
Dated as of November 30, 2012

to the

INDENTURE
Dated as of June 26, 2012

__________

NATIONSTAR ADVANCE FUNDING TRUST 2012-C
Servicer Advance Receivables Backed Notes, Series 2012-C

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This Amendment No. 3, dated as of November 30, 2012 (this “Amendment”), to the Indenture, dated as of June 26, 2012 (as amended, restated or otherwise modified as of the date hereof, the “Indenture”), is made by and between NATIONSTAR ADVANCE FUNDING TRUST 2012-C, a Delaware statutory trust, as issuer (the “Issuer”), and WELLS FARGO BANK, N.A., a national banking association, not in its individual capacity, but solely as indenture trustee (the “Indenture Trustee”).
WHEREAS, pursuant to Section 8.02 of the Indenture, with the consent of the Required Noteholders, Nationstar (for so long as it holds any interest in the trust), the Issuer, the Indenture Trustee, and each Hedge Provider may enter into one or more amendments to the Indenture, for the purpose of adding any provisions thereto, changing in any manner or eliminating any of the provisions thereof, or modifying in any manner the rights of the Noteholders thereunder;
WHEREAS, the parties hereto have agreed to amend the Indenture in accordance with the provisions of Section 8.02 of the Indenture and the terms of this Amendment;
WHEREAS, as of the date hereof, there are no Hedge Providers;
WHEREAS, Credit Suisse AG, Cayman Islands Branch, and Alpine Securitization Corp. hold at least 66 2/3% in aggregate of the Commitments set forth in the Note Purchase Agreement and are the Holders of 100% of the Notes; and
NOW, THEREFORE, pursuant to the provisions of the Indenture concerning amendment thereof, and in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed between the parties hereto, as follows:

Section 1.	Defined Terms.

As used in this Amendment, capitalized terms have the meanings assigned thereto in the Indenture.

Section 2.	Amendments to the Indenture.

(a)    Section 1.01 of the Indenture is hereby amended by the addition of the definition of “Anticipated Repayment Date” as follows and the deletion of the existing definition of the same term:

“Anticipated Repayment Date”:  The first Payment Date following November 15, 2013.”

(b)    Section 1.01 of the Indenture is hereby amended by the addition of the following clauses (c) and (d) of the definition of Discount Factor Reduction Event and the deletion of the existing clauses (c) and (d) of the same term:

(c) with respect to Receivables related to Delinquency Ratio Securitization Trusts;	[***]

(d) (i) on any date of determination on or prior October 27, 2012, with respect to Sublimit Receivables related to Phase I WAMO Securitization Trusts;	[***]
     (ii) (A) on any date of determination following October 27, 2012 and on or prior to January 27, 2013, with respect to Sublimit Receivables related to Phase II WAMO Securitization Trusts, to the extent the aggregate Sublimit Receivables Balance with respect to such Phase II WAMO Securitization Trust, when added to the aggregate Sublimit Receivables Balance of all Phase II WAMO Securitization Trusts, does not cause the aggregate Sublimit Receivables Balance with respect to Phase II WAMO Securitization Trusts to exceed 20% of the aggregate Sublimit Receivables Balances of all Sublimit Servicing Contracts;
[***]
     (ii) (B) on any date of determination following October 27, 2012 and on or prior to January 27, 2013, with respect to Sublimit Receivables related to Phase II WAMO Securitization Trusts, to the extent the aggregate Sublimit Receivables Balance with respect to such Phase II WAMO Securitization Trust, when added to the aggregate Sublimit Receivables Balance of all Phase II WAMO Securitization Trusts, causes the aggregate Sublimit Receivables Balance with respect to Phase II WAMO Securitization Trusts to exceed 20% of the aggregate Sublimit Receivables Balances of all Sublimit Servicing Contracts but does not cause the aggregate Sublimit Receivables Balance with respect to Phase II WAMO Securitization Trusts to exceed 40% of the aggregate Sublimit Receivables Balances of all Sublimit Servicing Contracts;
[***]
     (iii) on any date of determination following January 27, 2013 (or such earlier time as the Seller and the Agent may mutually agree), with respect to Sublimit Receivables related to Phase III WAMO Securitization Trusts; and
[***]
     (iv) on any date of determination following January 27, 2013 (or such earlier time as the Seller and the Agent may mutually agree), with respect to Sublimit Receivables related to Phase IV WAMO Securitization Trusts.
[***]

(c)    Section 1.01 of the Indenture is hereby amended by the addition of the following clauses (h)and (j) of the definition of “Eligible Servicing Contract” as follows and the deletion of the existing clauses (h) and (j) of the same term:

““(h) the Delinquency Ratio with respect to such Servicing Contract that relates to any Sublimit Receivables (a “Sublimit Servicing Contract”) is no greater than [***]; provided, that, notwithstanding the foregoing, if the Delinquency Ratio with respect to such Sublimit Servicing Contract is greater than or equal to [***] but less than [***] (a “Delinquency Ratio Securitization Trust”), and the aggregate Receivables Balance of such Sublimit Receivables (“Sublimit Receivables Balance”) with respect to such Delinquency Ratio Securitization Trust, when added to the aggregate Sublimit Receivables Balance of all Delinquency Ratio Securitization Trusts, does not cause the aggregate Sublimit Receivables Balance with respect to Delinquency Ratio Securitization Trusts to exceed [***] of the aggregate Sublimit Receivables Balances of all Sublimit

Servicing Contracts, then such Sublimit Servicing Contract shall nonetheless remain an “Eligible Servicing Contract” under this clause (h);

(j) the Weighted Average Months Outstanding with respect to such Sublimit Servicing Contract is no greater than 19 months; provided, that, notwithstanding the foregoing,

(1) as of any date of determination on or prior to October 27, 2012, if the Weighted Average Months Outstanding with respect to such Sublimit Servicing Contract is greater than or equal to 19 months but not greater than 28 months (a “Phase I WAMO Securitization Trust”), and the aggregate Sublimit Receivables Balance with respect to such Phase I WAMO Securitization Trust, when added to the aggregate Sublimit Receivables Balance of all Phase I WAMO Securitization Trusts, does not cause the aggregate Sublimit Receivables Balance with respect to Phase I WAMO Securitization Trusts to exceed [***] of the aggregate Sublimit Receivables Balances of all Sublimit Servicing Contracts, then such Sublimit Servicing Contract shall nonetheless remain an “Eligible Servicing Contract” under this clause (j),

(2) as of any date of determination following October 27, 2012 and on or prior to January 27, 2013, if the Weighted Average Months Outstanding with respect to such Sublimit Servicing Contract is greater than or equal to 19 months but not greater than 28 months (a “Phase II WAMO Securitization Trust”), and the aggregate Sublimit Receivables Balance with respect to such Phase II WAMO Securitization Trust, when added to the aggregate Sublimit Receivables Balance of all Phase II WAMO Securitization Trusts, does not cause the aggregate Sublimit Receivables Balance with respect to Phase II WAMO Securitization Trusts to exceed [***] of the aggregate Sublimit Receivables Balances of all Sublimit Servicing Contracts, then such Sublimit Servicing Contract shall nonetheless remain an “Eligible Servicing Contract” under this clause (j),

(3) as of any date of determination following January 27, 2013 (or such earlier time as the Seller and the Agent may mutually agree), if the Weighted Average Months Outstanding with respect to such Sublimit Servicing Contract is greater than or equal to 19 months but not greater than 25 months (a “Phase III WAMO Securitization Trust”), and the aggregate Sublimit Receivables Balance with respect to such Phase III WAMO Securitization Trust, when added to the aggregate Sublimit Receivables Balance of all Phase III WAMO Securitization Trusts, does not cause the aggregate Sublimit Receivables Balance with respect to Phase III WAMO Securitization Trusts to exceed [***] of the aggregate Sublimit Receivables Balances of all Sublimit Servicing Contracts, then such Sublimit Servicing Contract shall nonetheless remain an “Eligible Servicing Contract” under this clause (j), and

(4) as of any date of determination following January 27, 2013 (or such earlier time as the Seller and the Agent may mutually agree), if the Weighted Average Months Outstanding with respect to such Sublimit Servicing Contract is greater than or equal to 25 months but not greater than 28 months (a “Phase IV WAMO Securitization Trust”; each of the Phase I WAMO Securitization Trusts, Phase II WAMO Securitization Trusts, Phase III WAMO Securitization Trusts and Phase IV WAMO Securitization Trusts, “WAMO Securitization

Trusts”), and the aggregate Sublimit Receivables Balance with respect to such Phase III WAMO Securitization Trust, when added to the aggregate Sublimit Receivables Balance of all Phase III WAMO Securitization Trusts, does not cause the aggregate Sublimit Receivables Balance with respect to Phase III WAMO Securitization Trusts to exceed [***] of the aggregate Sublimit Receivables Balances of all Sublimit Servicing Contracts, then such Sublimit Servicing Contract shall nonetheless remain an “Eligible Servicing Contract” under this clause (j);”

(d)     Section 1.01 of the Indenture is hereby amended by the addition of the definition of “Stated Maturity” as follows and the deletion of the existing definition of the same term:

““Stated Maturity”: With respect to the Notes, the first Payment Date following November 15, 2013, as of which date the principal of and accrued but unpaid interest on the Notes shall become due and payable as herein provided.”

(e)     Section 1.01 of the Indenture is hereby amended by the addition of the definition of “UPB Ratio” as follows and the deletion of the existing definition of the same term:

““UPB Ratio”:  With respect to any Securitization Trust and any date, a ratio, expressed as a percentage, the numerator of which is the aggregate Receivables Balance of all Eligible Receivables relating to such Securitization Trust, and the denominator of which is the aggregate outstanding principal balance of all Mortgage Loans owned by such Securitization Trust.”

(f)     Section 1.01 of the Indenture is hereby amended by the addition of the definitions of (i) “Variable Funding Note Discount Factor”, (ii) “Variable Funding Note Floating Rate” and (iii) “Variable Funding Note Maximum Balance” as follows and the deletion of the existing definitions of the same terms:

(i)     ““Variable Funding Note Discount Factor”:
A.     As of the date hereof and ending upon the earlier to occur of (a) March 31, 2013 and (b) the issuance of term notes with respect to a servicing advance facility collateralized by Collateral (among other collateral) subject to the Lien of this Indenture (including but not limited to Eligible Receivables) with a funded amount under the related term note securitization documents equal to at least $400,000,000 (a “Term Note Securitization”):
I.      With respect to any Receivables other than Sublimit Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States), 90.00%, (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing

Fees (Non-Judicial States), [***], and (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
II.      With respect to any Non-FIFO Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States), [***], (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), [***], and (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
III.      With respect to any Non-Backstopped Receivables and RALI Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States), [***], (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), [***], (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
B.      Following the occurrence of a Term Note Securitization on any date prior to March 31, 2013, with respect to any Receivables, the advance rates shall be agreed upon by the Agent in its sole and absolute discretion.

C.     If a Term Note Securitization shall not have occurred on or prior to March 31, 2013:
I.      With respect to any Receivables other than Sublimit Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States), [***], (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), [***], and (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
II.      With respect to any Non-FIFO Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States), [***], (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), [***], and (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].

III.      With respect to any Non-Backstopped Receivables and RALI Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States), [***], (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), [***], (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
If, on any Funding Date, a Discount Factor Reduction Event shall have occurred and be continuing with respect to the related Securitization Trust, each percentage set forth in this definition with respect to any such Receivables immediately above shall be decreased by an amount equal to the product of (A) the applicable Discount Factor Reduction Percentage and (B) the applicable Discount Factor Proportional Weighting Ratio.”
(ii)     ““Variable Funding Note Floating Rate”: With respect to any day of any Accrual Period and the Variable Funding Notes, the per annum rate equal to the sum of
(a) the product of:
(i) the percentage equivalent of the Non-Sublimit Portion of the applicable Variable Funding Note Principal Balance; and
(ii) the sum of the related Cost of Funds Rate plus [***], and
(b) the product of:
(i) the percentage equivalent of the Sublimit Portion of the applicable Variable Funding Note Principal Balance; and
(ii) the sum of the related Cost of Funds Rate plus [***];”
and
(iii)     ““Variable Funding Note Maximum Balance”: On any date of determination, $700,000,000.”

(g)    Section 1.01 of the Indenture is hereby amended by deleting the following terms in their entirety: (i) “Daily Interest Amount (“Post-Stepdown”); (ii) “Stepdown Date”; (iii) “Variable Funding Note Post-Stepdown Additional Rate”; (iv) “Variable Funding Note Post-Stepdown Additional Interest Distributable Amount”; and (v) “Variable Funding Note Post-Stepdown Additional Interest Carryover Shortfall Amount.”
(h) Section 4.01(u) of the Indenture is hereby amended by the deletion of the existing clause (ii) of such Section.

(i) Schedule III-A of the Indenture is hereby amended by deleting the existing Schedule III-A in its entirety and replacing it with the Schedule III-A attached hereto as Exhibit A.

Section 3.Amendment to the Note Purchase Agreement. The parties hereto agree that Schedule II of the Note Purchase Agreement is hereby amended to be deleted and replaced in its entirety by Schedule II attached hereto as Exhibit B.

Section 4.Omnibus Change. The parties hereto agree that, with respect to each Transaction Document (as defined in the Indenture), any and all references to “Daily Interest Amount (Post-Stepdown),” “Stepdown Date,” “Variable Funding Note Post-Stepdown Additional Rate,” “Variable Funding Note Post-Stepdown Additional Interest Distributable Amount” and “Variable Funding Note Post-Stepdown Additional Interest Carryover Shortfall” in the terms and provisions of such Transaction Document shall be of no further force and effect.

Section 5.Waiver. Nationstar and Credit Suisse AG, Cayman Islands Branch and Alpine Securitization Corp. as the Required Noteholders (who are also the Holders of 100% of the Notes) hereby waive and instruct the Indenture Trustee to waive the following: (i) Section 8.02 of the Indenture requiring the delivery of a Tax Opinion with respect to this Amendment; and (ii) Section 8.04 of the Indenture requiring the delivery of an Opinion of Counsel stating that the execution of this Amendment is authorized or permitted by the Indenture.

Section 6.Amendment Fee.  The Issuer agrees that, in consideration for Credit Suisse AG, New York Branch (“CS”) entering into this Amendment, it shall pay to CS on each Payment Date an amount equal to the product of (i) [***] and (ii) 1/12 (the “Amendment Fee”), payable in twelve (12) monthly installments on each Payment Date, commencing on the Payment Date in December 2012; provided, that, if the Funding Period ends prior to the Anticipated Repayment Date, on such date the Issuer shall pay an amount equal to the difference between (1) [***] and (2) all amounts previously paid to CS pursuant to this Section 6. The Issuer further agrees that the Amendment Fee shall be both fully earned as of the date hereof and nonrefundable for any reason whatsoever when paid and shall be in addition to any other fees, costs and expenses payable pursuant to the execution of the Amendment or the other documents and agreements entered into in connection with the transactions described herein.

Section 7.Expenses.

The Issuer and Seller hereby agree that in addition to any costs otherwise required to be paid pursuant to the Transaction Documents, the Issuer and Seller shall pay the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to the Agent, the Noteholders, the Owner Trustee and the Indenture Trustee incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.

Section 8.	Ratification of the Indenture.

The parties hereto ratify all terms of the existing Indenture other than those amended hereby, and ratify those provisions as amended hereby.

Section 9.	Successors and Assigns.

This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

Section 10.	Governing Law.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES EXCEPT AS PROVIDED IN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.	Counterparts.

The Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 12.	Entire Agreement.

The Indenture, as amended by this Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective signatories thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

NATIONSTAR ADVANCE FUNDING TRUST 2012-C, as Issuer

By: Nationstar Mortgage LLC, as its Administrator

By: /s/ Amar Patel___________________________
Name:    Amar Patel
Title: Executive Vice President

WELLS FARGO BANK, N. A.,
as Indenture Trustee and not in its individual capacity

By: /s/ Mark Defabio________________________
Name: Mark Defabio
Title: Vice President

Consented and Agreed to as of the date first above written:

CREDIT SUISSE AG, NEW YORK BRANCH
as Agent

By: /s/ Michelangelo Raimondi__________
Name:    Michelangelo Raimondi
Title:    Associate

By: /s/ Jason Ruchelsman_______________
Name:    Jason Ruchelsman
Title:    Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Committed Purchaser

By: /s/ Michelangelo Raimondi__________
Name:     Michelangelo Raimondi
Title: Authorized Signatory

By: /s/ Jason Ruchelsman_______________
Name:     Jason Ruchelsman
Title:    Authorized Signatory

ALPINE SECURITIZATION CORP.
as Conduit Purchaser

By: Credit Suisse AG, New York Branch,
as its attorney-in-fact

By: Michelangelo Raimondi____________
Name:     Michelangelo Raimondi
Title: Associate

By: /s/ Jason Ruchelsman_______________
Name:     Jason Ruchelsman
Title: Vice President

NATIONSTAR MORTGAGE LLC
as Seller

By: Amar Patel____________________
Name: Amar Patel
Title: Executive Vice President

EXHIBIT A TO AMENDMENT NO. 3

Schedule III-A to Indenture

SCHEDULE OF NON-BACKSTOPPED SECURITIZATION TRUSTS

NO.	INVESTOR	DELINQUENCY ADVANCE	SERVICING ADVANCE
E44	Bank of America 2005-4	X
M81	QUAKER 2001 WL-1	X	X
J26	GSR 2007-OA2 (Option ARM's)		X
J27	GSR 2007-OA1 (Option ARM's)		X
J31	HARBORVIEW 2007-7 (Option ARM's)		X
J33	LUMINENT 2007-2		X
J35	MARM 2006-OA2		X
J54	WACHOVIA 2009-1/ Non-pledged loans (F16,F17, F18)		X
J55	DEUTSCHE 2007-OA1		X
J83	SASCO 2002-12		X
L18	Sasco 2003-18XS		X
L62	Sasco 2003-32		X
L64	Sasco 2003-34A		X
L68	Sail 2003-BC11		X
L84	Sasco 2003-40A		X
L87	SAIL 2004-1		X
L89	SARM 2004-1		X
M29	SASCO 2002-NP1		X
M57	SASCO 2003-3XS		X
M84	SASCO 2001-19		X

M97	SASCO 2002-6		X
N82	SASCO ALS 2001-1	X	X
N86	SASCO 2001-2 ALS	X	X
N95	SASCO 2001-8A	X	X
R68	SASCO 1997-2	X
M67	SASCO 2003-7H		X
R79	SASCO FHA/VA 98 RF-2	X	X
R81	Sasco 1998-6		X
R82	SASCO 98-8		X
R89	SASCO FHA / VA RF-4	X	X

EXHIBIT B TO AMENDMENT NO. 3

Schedule II to Note Purchase Agreement

VARIABLE FUNDING NOTE PURCHASER COMMITMENT INFORMATION

Credit Suisse AG, Cayman Islands Branch

Commitment: $700,000,000